Exhibit 16.1

May 5, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Emmaus Life Sciences, Inc. under Item 4.01 of its Form 8- K dated May 5, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Emmaus Life Sciences, Inc.

contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Marcum llp / 600 Anton Boulevard / Suite 1600 / Costa Mesa, CA 92626 / Phone 949.236.5600 / marcumllp.com